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                N-SAR ITEM 77H: CHANGE IN CONTROL OF REGISTRANT

   Below are the persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

                           AS OF FEBRUARY 28TH 2014

            FUND                        NAME OF PERSON            OWNERSHIP % OF SERIES
COLUMBIA MARSICO GROWTH FUND            LPL FINANCIAL                     26.08%
COLUMBIA OVERSEAS VALUE FUND  AMERICAN ENTERPRISE INVESTMENT SVC          47.68%

                           AS OF SEPTEMBER 1ST 2013

                   FUND                                NAME OF PERSON            OWNERSHIP % OF SERIES
COLUMBIA MULTI-ADVISOR INTERNATIONAL EQUITY  AMERICAN ENTERPRISE INVESTMENT SVC         34.83%